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IDS Life Investment Series, Inc.
File No. 2-73115/811-3218

EXHIBIT INDEX

Exhibit (d)(3):  Investment Management Services Agreement dated Sept. 13, 1999.

Exhibit (d)(5):  Addendum to Investment Advisory Agreement dated Oct. 14, 1999.

Exhibit (d)(7):  Investment Subadvisory Agreement dated July 9, 1999.

Exhibit (d)(8):  Subadvisory Agreement dated Sept. 13, 1999.

Exhibit (d)(11): Administrative Services Agreement dated Sept. 13, 1999.

Exhibit (g)(3):  Custodian Agreement dated Sept. 13, 1999.

Exhibit (i):    Opinion and consent of counsel.

Exhibit (j):    Independent Auditors' Consent.

Exhibit (m):    Plan and Agreement of Distribution dated Sept. 13, 1999.